UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2014

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                  OTHER EVENTS.

On May 6, 2014, Simon Property Group, Inc. (“SPG”) issued a press release announcing that its board of directors has set a record date of 5 p.m., Eastern Time, on May 16, 2014 (the “Record Date”) for the previously announced spinoff of Washington Prime Group Inc. (“WPG”), a wholly owned subsidiary of SPG.  SPG will distribute one common share of WPG for every two shares of SPG common stock held by SPG stockholders of record as of the Record Date. The distribution of WPG common shares is expected to occur on or about May 28, 2014.

The press release announcing certain details of the distribution of WPG common shares is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

99.1                        Press Release of Simon Property Group, Inc., dated as of May 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2014

SIMON PROPERTY GROUP, INC.

By:	/s/ James M. Barkley
Name: James M. Barkley
Title: General Counsel and Secretary

EXHIBIT INDEX

99.1                        Press Release of Simon Property Group, Inc., dated as of May 6, 2014